The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers' knowledge and belief for the sole purpose of complying with 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                 Certification

In connection with the Semiannual Report of Janus Adviser Series (the "Registrant") on Form N-CSR for the period ended January 31, 2004, as filed with the Securities and Exchange Commission on March 29, 2004 (the "Report"), we, Girard C. Miller, Principal Executive Officer of the Registrant, and Loren M. Starr, Principal Financial Officer of the Registrant hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



/s/ Girard C. Miller
Principal Executive Officer of Janus Adviser Series
March 29, 2004


/s/ Loren M. Starr
Principal Financial Officer of Janus Adviser Series
March 29, 2004